EXHIBIT 99.2

CONTACT: JOHN MORGAN (513)815-6773
FOR IMMEDIATE RELEASE
DATE:  April 24, 2018

LSI Industries Third Quarter, Fiscal 2018 Earnings Conference Call Update

CINCINNATI, April 24, 2018 (GLOBE NEWSWIRE) -- LSI Industries Inc. (LYTS) today provided an update on the third quarter, fiscal 2018 earnings conference call.  John Morgan, Managing Director, commented, "The Company has received a number of inquiries from shareholders with regard to the recent departure of the CEO and the effect this may have on the conference call scheduled for Thursday April 26th.  First let me confirm that this call is still scheduled to take place at 10:00 a.m.  Jim Galeese, CFO will review financial results for the quarter and year-to-date.  In addition I will join Jim on the call to represent the Board of Directors, and will be available to answer your questions with regard to the focus of the CEO search.

"To be responsive to recent shareholder inquiries, I want to supplement the release from Monday April 23rd and add clarity regarding the CEO change.  The Board believes that the previous CEO achieved a number of improvements to the business and that the Company is now well positioned to grow.  The decision was made to bring in a new CEO with skills and experience in product innovation and revenue growth, and this shift in emphasis is the sole reason for making the change.
"The search will target a CEO with successful experience in managing through market transformations that we are seeing in both the lighting and graphics markets we serve.  Developments in the application of emerging technologies, digital electronics, and a connected world will present a number of opportunities in the future.  In order to unlock the potential value of LSI, we believe it is important to invest in profitable growth as a primary financial lever.  The development of top-line growth strategies demands unique skills, and adding these skill sets to the organization is the focus of our recruitment effort.
"The team at LSI is excited about the future opportunities to grow the business and we look forward to discussing this with you on the call this Thursday."
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company
We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.
We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.
We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.
For further information, contact John Morgan, managing director, at (513) 815-6773.
Additional note:  Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.